Exhibit 23.1

KPMG LLP Suite 1400 2323 Ross Avenue Dallas, TX 75201-2721

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (Nos. 333-283092 and 333-186111) on Form S-3 and (No. 333-261041) on Form S-8 of Franklin BSP Realty Trust, Inc. (FBRT) of our report dated June 11, 2025, with respect to the consolidated financial statements of NewPoint Holdings JV LLC, which report appears in the Form 8-K/A of FBRT dated July 30, 2025.

Dallas, Texas

July 30, 2025